UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2009
Date of Report (Date of earliest event reported)

RUBY CREEK RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52354	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400-409 Granville Street Vancouver, British Columbia	V6C 1T2
(Address of principal executive offices)	(Zip Code)

604-633-9768
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01         Other Events.

Effective as of the opening of business on February 12, 2009, Ruby Creek Resources Inc.'s OTC Bulletin Board trading symbol has been changed from "RBCYF" to "RBCY".

The Company's OTC Bulletin Board trading symbol was changed in connection with the Company's recent change of its jurisdiction of incorporation from the Province of British Columbia, Canada to the State of Nevada, which became effective as of January 29, 2009. Effective the same date, the Company's authorized capital was changed from an unlimited number of common shares without par value to 500,000,000 common shares with a par value of $0.001 per share.

The proposals to change the Company's jurisdiction of incorporation and authorized share capital were described in the Company's proxy statement/prospectus filed with the Securities and Exchange Commission on December 19, 2008. The change of the Company's jurisdiction of incorporation and the change in its authorized share capital were approved by the Company's shareholders at a special meeting held on January 13, 2009.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RUBY CREEK RESOURCES INC.
DATE: February 13, 2009	By: "Brian Roberts" Brian Roberts President, CEO and a director

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